
<ARTICLE> 6

<PERIOD-TYPE>                   YEAR
<FISCAL-YEAR-END>                          DEC-31-2000
<PERIOD-END>                               DEC-31-2000
<INVESTMENTS-AT-COST>                           170251
<INVESTMENTS-AT-VALUE>                          207733
<RECEIVABLES>                                     1123
<ASSETS-OTHER>                                       0
<OTHER-ITEMS-ASSETS>                             44033
<TOTAL-ASSETS>                                  252889
<PAYABLE-FOR-SECURITIES>                          5656
<SENIOR-LONG-TERM-DEBT>                              0
<OTHER-ITEMS-LIABILITIES>                        18407
<TOTAL-LIABILITIES>                              24063
<SENIOR-EQUITY>                                      0
<PAID-IN-CAPITAL-COMMON>                             0
<SHARES-COMMON-STOCK>                             9153
<SHARES-COMMON-PRIOR>                             8532
<ACCUMULATED-NII-CURRENT>                            0<F1>
<OVERDISTRIBUTION-NII>                               0
<ACCUMULATED-NET-GAINS>                              0
<OVERDISTRIBUTION-GAINS>                             0
<ACCUM-APPREC-OR-DEPREC>                         38733
<NET-ASSETS>                                    228826
<DIVIDEND-INCOME>                                  334
<INTEREST-INCOME>                                 3139
<OTHER-INCOME>                                       0
<EXPENSES-NET>                                    2204
<NET-INVESTMENT-INCOME>                           1269
<REALIZED-GAINS-CURRENT>                         69192
<APPREC-INCREASE-CURRENT>                      (31184)
<NET-CHANGE-FROM-OPS>                            39277
<EQUALIZATION>                                       0
<DISTRIBUTIONS-OF-INCOME>                            0
<DISTRIBUTIONS-OF-GAINS>                             0
<DISTRIBUTIONS-OTHER>                            25224<F2>
<NUMBER-OF-SHARES-SOLD>                             59
<NUMBER-OF-SHARES-REDEEMED>                       1009<F3>
<SHARES-REINVESTED>                               1571<F3>
<NET-CHANGE-IN-ASSETS>                           15528
<ACCUMULATED-NII-PRIOR>                              0
<ACCUMULATED-GAINS-PRIOR>                            0
<OVERDISTRIB-NII-PRIOR>                              0
<OVERDIST-NET-GAINS-PRIOR>                           0
<GROSS-ADVISORY-FEES>                                0
<INTEREST-EXPENSE>                                   0
<GROSS-EXPENSE>                                   2204
<AVERAGE-NET-ASSETS>                            258647
<PER-SHARE-NAV-BEGIN>                            25000
<PER-SHARE-NII>                                      0<F4>
<PER-SHARE-GAIN-APPREC>                              0<F4>
<PER-SHARE-DIVIDEND>                                 0<F4>
<PER-SHARE-DISTRIBUTIONS>                            0<F4>
<RETURNS-OF-CAPITAL>                                 0<F5>
<PER-SHARE-NAV-END>                              25000
<EXPENSE-RATIO>                                    .85

<F1>This item is not applicable to financial statements of a Partnership.
<F2>This amount represents repurchases of Units.
<F3>The Fund allocates additional units at the close of each fiscal period in order to maintain a $ 25,000 price per unit.
This is the amount shown here as reinvested.
<F4>These are not meaningful for the Partnership.
<F5>No amounts are shown here as they may be misleading. The returns vary depending on when a partner invested.

